Centennial Resource Development Announces Second Quarter 2021 Results

DENVER, August 3, 2021 (GLOBE NEWSWIRE) -- Centennial Resource Development, Inc. (“Centennial” or the “Company”) (NASDAQ: CDEV) today announced second quarter 2021 financial and operational results.
Recent Financial and Operational Highlights
•Generated Company record free cash flow and reduced total debt outstanding
•Improved leverage metrics significantly quarter-over-quarter
•Increased daily crude oil production 13% compared to the prior quarter
•Delivered solid well results from the Northern and Southern Delaware Basins
•Continued to drive strong operational efficiencies
•Added 2022 oil hedges at attractive prices
Financial Results
For the second quarter, Centennial generated net cash from operating activities of $107.3 million and free cash flow1 of $34.2 million. The Company reported a net loss during the quarter of $25.1 million, or $0.09 per diluted share, compared to net income of $5.3 million, or $0.02 per diluted share, in the prior year period.
Average daily crude oil production during the second quarter was 31,912 barrels of oil per day (“Bbls/d”) compared to 37,411 Bbls/d in the prior year period. Total equivalent production for the quarter averaged 61,647 barrels of oil equivalent per day (“Boe/d”) compared to 68,245 Boe/d in the prior year period. Second quarter average daily crude oil and total equivalent production increased 13% and 14%, respectively, compared to the prior quarter.
“Centennial’s second quarter results prove our ability to generate substantial free cash flow through our two-rig drilling program,” said Sean R. Smith, Chief Executive Officer. “For the remainder of the year, our primary focus is free cash flow generation and organic de-leveraging, both of which are occurring at a more rapid pace than originally anticipated.”
Second Quarter Operational Results
Centennial continues to efficiently develop its Delaware Basin position through the co-development of multiple intervals with extended laterals. In Lea County, New Mexico, the three-well Chorizo 12 State Com pad (average 100% WI) was completed in late March targeting the Second Bone Spring Sand interval with average 9,800-foot laterals. The wells averaged 2,295 Boe/d, or 1,919 Bbls/d of oil, for the 30-day initial production (“IP”) period.
“The Chorizo pad highlights the quality of our asset base, posting an average 60-day IP rate of over 1,600 barrels of oil per day per well,” said Smith.
Also in New Mexico, the Chimichangas 12 State Com 602H (50% WI) was completed targeting the Third Bone Spring Sand interval with an approximate 9,800-foot lateral. The well had a 30-day IP rate of 2,722 Boe/d (82% oil), or 227 Bbls/d of oil per 1,000 foot of lateral, and produced approximately 105,000 barrels of oil during its first 60 days on production.

In Reeves County, Texas, Centennial reported strong results through a co-development test of the Third Bone Spring Sand and Wolfcamp C intervals. Located on the Company’s Miramar acreage, the Powdered Donut State (average 96% WI) wells were drilled with approximate 9,000-foot laterals. The two-well pad achieved an average 30-day IP rate of 2,530 Boe/d per well (43% oil).
“The initial results of the Powdered Donut wells give us greater confidence in the potential upside of our Reeves County acreage in the Wolfcamp C interval. Going forward, we expect to co-develop additional wells utilizing a similar pattern,” said Smith.
Total capital expenditures incurred for the quarter were $83.2 million. Second quarter drilling, completion and facilities costs totaled $82.3 million and included two more spuds than originally anticipated due to continued drilling efficiencies. Infrastructure, land and other capital expenditures totaled $0.9 million.
“Our team continues to drive operational efficiencies through reduced cycle times and longer laterals which effectively offset higher oil field service costs during the quarter,” said Smith.
“A number of strong wells were brought online this quarter from four separate intervals, further supporting the quality of our acreage position. At our current drilling pace, we have over fifteen years of high-quality, economic inventory at $45 per barrel WTI,” said Smith. “This high rate-of-return inventory combined with structurally lower well costs puts us in a more advantageous position going forward.”
Capital Structure and Liquidity
At June 30, 2021, Centennial had approximately $5 million in cash on hand and $255 million of borrowings outstanding under its revolving credit facility. Centennial’s total liquidity was $446 million, based on its $700 million borrowing base, credit facility borrowings and $4 million in current letters of credit outstanding, plus cash on hand as of June 30, 2021.
As previously announced, in early April Centennial redeemed its $127 million of 8.00% second lien senior secured notes due 2025 at par, in effect utilizing proceeds from the $170 million convertible senior notes offering executed in March. The Company utilized borrowings under its credit facility to fund the redemption and, therefore, effectively began the second quarter with $290 million of borrowings outstanding.
“During the quarter, we paid down $35 million in borrowings under our credit facility and expect additional repayments through the remainder of the year,” said Smith. “Assuming current strip pricing, we anticipate ending the year with a net debt-to-LTM EBITDAX2 ratio below 2.0x.”
Hedge Position Update
Since its last update on May 4, 2021, the Company added incremental oil hedges for the second half of 2021 and full year 2022. For the second half of 2021, the Company entered into 2,500 Bbls/d of incremental oil swaps split equally between WTI and Brent at weighted average fixed prices of $64.77 per barrel WTI and $69.76 per barrel Brent, respectively. Also for this period, the Company added 250 Bbls/d of WTI oil collars with a weighted average floor price of $60.00 per barrel and ceiling price of $67.85; and 2,000 Bbls/d of Brent oil collars with a weighted average floor price of $65.63 per barrel and ceiling price of $73.78. As a result, Centennial now has a total of 15,500 Bbls/d of oil hedged for the remainder of 2021, consisting of approximately 77% fixed price swaps with the remainder in costless collars. For the second half of 2021, Centennial’s total crude oil hedges represent approximately 48% of its expected crude oil production (using the mid-point of guidance).
Centennial also entered into additional oil hedges for 2022. For 2022, Centennial has 7,852 Bbls/d of oil hedged at a weighted average fixed price of $64.22 per barrel WTI. Approximately 65% of the Company’s oil hedges are weighted towards the first half of 2022. Additionally, Centennial has certain crude oil and natural gas basis swaps, crude oil roll differential swaps and natural gas hedges in place.
(For a summary table of Centennial’s derivative contracts as of July 31, 2021, please see the Appendix to this press release.)
Quarterly Report on Form 10-Q
Centennial’s financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which is expected to be filed with the U.S. Securities and Exchange Commission (“SEC”) on August 4, 2021.
Conference Call and Webcast
Centennial will host an investor conference call on Wednesday, August 4, 2021 at 8:00 a.m. Mountain (10:00 a.m. Eastern) to discuss second quarter 2021 operating and financial results. Interested parties may join the webcast by visiting Centennial’s website at www.cdevinc.com and clicking on the webcast link or by dialing (844) 348-0017, or (213) 358-0877 for international calls, (Conference ID: 5061685) at least 15 minutes prior to the start of the call. A replay of the call will be available on Centennial’s website or by phone at (855) 859-2056 (Conference ID: 5061685) for a seven-day period following the call.
About Centennial Resource Development, Inc.
Centennial Resource Development, Inc. is an independent oil and natural gas company focused on the development of oil and associated liquids-rich natural gas reserves in the Permian Basin. The Company’s assets and operations, which are held and conducted through Centennial Resource Production, LLC, are concentrated in the Delaware Basin, a sub-basin of the Permian Basin. For additional information about the Company, please visit www.cdevinc.com.
Cautionary Note Regarding Forward-Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.
Forward-looking statements may include statements about:
•volatility of oil, natural gas and NGL prices or a prolonged period of low oil, natural gas or NGL prices and the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries (“OPEC”), such as Saudi Arabia, and other oil and natural gas producing countries, such as Russia, with respect to production levels or other matters related to the price of oil;
•the effects of excess supply of oil and natural gas resulting from reduced demand caused by the COVID-19 pandemic and the actions taken in response by certain oil and natural gas producing countries;
•our business strategy and future drilling plans;
•our reserves and our ability to replace the reserves we produce through drilling and property acquisitions;
•our drilling prospects, inventories, projects and programs;

•our financial strategy, liquidity and capital required for our development program;
•our realized oil, natural gas and NGL prices;
•the timing and amount of our future production of oil, natural gas and NGLs;
•our hedging strategy and results;
•our competition and government regulations;
•our ability to obtain permits and governmental approvals;
•our pending legal or environmental matters;
•the marketing and transportation of our oil, natural gas and NGLs;
•our leasehold or business acquisitions;
•cost of developing our properties;
•our anticipated rate of return;
•general economic conditions;
•weather conditions in the areas where we operate;
•credit markets;
•uncertainty regarding our future operating results;
•our plans, objectives, expectations and intentions contained in this press release that are not historical; and
•the other factors described in our most recent Annual Report on Form 10-K, and any updates to those factors set forth in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described in our filings with the SEC.
Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any oil and gas reserve estimate depends on the quality of available data, the interpretation of such data, and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.
Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
1) Free Cash Flow is a non-GAAP financial measure. See “Non-GAAP Financial Measures” included within the Appendix of this press release for related disclosures and a reconciliation to net cash provided by operating activities, our most directly comparable financial measure calculated and presented in accordance with GAAP.
2) Net debt-to-LTM EBITDAX is a non-GAAP financial measure. The Company defines net debt as long-term debt, net, plus unamortized debt discount and debt issuance costs on senior notes minus cash and cash equivalents.

The Company defines net debt-to-LTM EBITDAX as net debt (defined above) divided by Adjusted EBITDAX (defined and reconciled in the Appendix of this press release for the three and six month periods ended June 30, 2021 and 2020) for the prior twelve-month period. The Company refers to this metric to show trends that investors may find useful in understanding the Company's ability to service its debt. This metric is widely used by professional research analysts, including credit analysts, in the valuation and comparison of companies in the oil and gas exploration and production industry. Centennial does not provide guidance on the items used to reconcile between forecasted net debt-to-LTM EBITDAX to forecasted long-term debt, net, or forecasted net income due to the uncertainty regarding timing and estimates of certain items. Accordingly, the Company does not present forecasted EBITDAX, forecasted net debt, forecasted net income or forecasted net debt-to-LTM EBITDAX, and therefore, Centennial cannot reconcile forecasted net debt-to-LTM EBITDAX to forecasted long-term debt, net, or forecasted net income without unreasonable effort.
Contact:
Hays Mabry
Director, Investor Relations
(832) 240-3265
ir@cdevinc.com
SOURCE Centennial Resource Development, Inc.

Centennial Resource Development, Inc.
Operating Highlights

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenues (in thousands):
Oil sales	$177,105	$73,100	$310,831	$243,605
Natural gas sales	27,015	8,787	62,466	17,145
NGL sales	28,457	8,622	51,671	22,528
Oil and gas sales	$232,577	$90,509	$424,968	$283,278

Average sales prices:
Oil (per Bbl)	$60.99	$21.47	$57.08	$33.92
Effect of derivative settlements on average price (per Bbl)	(12.59)	(1.60)	(11.12)	(0.76)
Oil net of hedging (per Bbl)	$48.40	$19.87	$45.96	$33.16

Average NYMEX price for oil (per Bbl)	$66.06	$28.00	$61.95	$37.09
Oil differential from NYMEX	(5.07)	(6.53)	(4.87)	(3.17)

Natural gas (per Mcf)	$2.55	$0.87	$3.13	$0.82
Effect of derivative settlements on average price (per Mcf)	(0.09)	(0.14)	0.01	(0.07)
Natural gas net of hedging (per Mcf)	$2.46	$0.73	$3.14	$0.75

Average NYMEX price for natural gas (per Mcf)	$2.88	$1.65	$3.15	$1.76
Natural gas differential from NYMEX	(0.33)	(0.78)	(0.02)	(0.94)

NGL (per Bbl)	$30.37	$7.72	$30.10	$10.79

Net production:
Oil (MBbls)	2,904	3,404	5,446	7,182
Natural gas (MMcf)	10,613	10,140	19,956	20,855
NGL (MBbls)	937	1,116	1,717	2,088
Total (MBoe)(1)	5,610	6,210	10,488	12,746

Average daily net production:
Oil (Bbls/d)	31,912	37,411	30,086	39,461
Natural gas (Mcf/d)	116,629	111,419	110,253	114,585
NGL (Bbls/d)	10,297	12,264	9,484	11,474
Total (Boe/d)(1)	61,647	68,245	57,945	70,333

(1)    Calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Boe.

Centennial Resource Development, Inc.
Operating Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating costs (in thousands):
Lease operating expenses	$22,976	$25,839	$48,837	$58,478
Severance and ad valorem taxes	15,784	5,696	28,367	22,269
Gathering, processing and transportation expenses	19,494	17,284	40,119	34,223
Operating costs per Boe:
Lease operating expenses	$4.10	$4.16	$4.66	$4.59
Severance and ad valorem taxes	2.81	0.92	2.70	1.75
Gathering, processing and transportation expenses	3.47	2.78	3.83	2.68

Centennial Resource Development, Inc.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating revenues
Oil and gas sales	$232,577	$90,509	$424,968	$283,278
Operating expenses
Lease operating expenses	22,976	25,839	48,837	58,478
Severance and ad valorem taxes	15,784	5,696	28,367	22,269
Gathering, processing and transportation expenses	19,494	17,284	40,119	34,223
Depreciation, depletion and amortization	73,429	93,020	137,212	194,278
Impairment and abandonment expense	9,199	19,425	18,399	630,725
Exploration and other expenses	1,764	4,051	2,859	8,060
General and administrative expenses	28,807	17,994	54,063	36,864
Total operating expenses	171,453	183,309	329,856	984,897
Net gain (loss) on sale of long-lived assets	(8)	(2)	36	243
Proceeds from terminated sale of assets	5,983	—	5,983	—
Income (loss) from operations	67,099	(92,802)	101,131	(701,376)

Other income (expense)
Interest expense	(15,182)	(17,371)	(32,667)	(33,792)
Gain (loss) on extinguishment of debt	(22,156)	143,443	(22,156)	143,443
Net gain (loss) on derivative instruments	(54,959)	(29,857)	(106,158)	(38,362)
Other income (expense)	143	1	150	(52)
Total other income (expense)	(92,154)	96,216	(160,831)	71,237

Income (loss) before income taxes	(25,055)	3,414	(59,700)	(630,139)
Income tax (expense) benefit	—	1,916	—	85,124
Net income (loss)	(25,055)	5,330	(59,700)	(545,015)
Less: Net (income) loss attributable to noncontrolling interest	—	—	—	2,362
Net income (loss) attributable to Class A Common Stock	$(25,055)	$5,330	$(59,700)	$(542,653)

Income (loss) per share of Class A Common Stock:
Basic	$(0.09)	$0.02	$(0.21)	$(1.96)
Diluted	$(0.09)	$0.02	$(0.21)	$(1.96)

Centennial Resource Development, Inc.
Consolidated Balance Sheets (unaudited)
(in thousands, except share and per share data)

	June 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$4,702	$5,800
Accounts receivable, net	89,586	54,557
Prepaid and other current assets	6,054	5,229
Total current assets	100,342	65,586
Property and Equipment
Oil and natural gas properties, successful efforts method
Unproved properties	1,163,123	1,209,205
Proved properties	4,579,453	4,395,473
Accumulated depreciation, depletion and amortization	(2,013,024)	(1,877,832)
Total oil and natural gas properties, net	3,729,552	3,726,846
Other property and equipment, net	11,836	12,650
Total property and equipment, net	3,741,388	3,739,496
Noncurrent assets
Operating lease right-of-use assets	15,217	3,176
Other noncurrent assets	17,402	19,167
TOTAL ASSETS	$3,874,349	$3,827,425
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$157,818	$110,439
Operating lease liabilities	240	3,155
Other current liabilities	62,821	18,274
Total current liabilities	220,879	131,868
Noncurrent liabilities
Long-term debt, net	1,054,317	1,068,624
Asset retirement obligations	17,516	17,009
Deferred income taxes	2,589	2,589
Operating lease liabilities	15,206	422
Other noncurrent liabilities	25,498	2,952
Total liabilities	1,336,005	1,223,464
Commitments and contingencies (Note 11)
Shareholders’ equity
Common stock, $0.0001 par value, 620,000,000 shares authorized:
Class A: 290,800,955 shares issued and 279,219,513 shares outstanding at June 30, 2021 and 290,645,623 shares issued and 278,551,901 shares outstanding at December 31, 2020	29	29
Additional paid-in capital	2,998,516	3,004,433
Retained earnings (accumulated deficit)	(460,201)	(400,501)
Total shareholders’ equity	2,538,344	2,603,961
Noncontrolling interest	—	—
Total equity	2,538,344	2,603,961
TOTAL LIABILITIES AND EQUITY	$3,874,349	$3,827,425

Centennial Resource Development, Inc.
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(59,700)	$(545,015)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	137,212	194,278
Stock-based compensation expense - equity awards	9,066	11,136
Stock-based compensation expense - liability awards	25,074	—
Impairment and abandonment expense	18,399	630,725
Deferred tax expense (benefit)	—	(85,124)
Net (gain) loss on sale of long-lived assets	(36)	(243)
Non-cash portion of derivative (gain) loss	45,759	31,415
Amortization of debt issuance costs and debt discount	2,886	2,334
(Gain) loss on extinguishment of debt	22,156	(143,443)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(33,483)	36,065
(Increase) decrease in prepaid and other assets	(9)	41
Increase (decrease) in accounts payable and other liabilities	12,301	(47,666)
Net cash provided by operating activities	179,625	84,503
Cash flows from investing activities:
Acquisition of oil and natural gas properties	(638)	(6,113)
Drilling and development capital expenditures	(126,665)	(271,389)
Purchases of other property and equipment	(471)	(811)
Proceeds from sales of oil and natural gas properties	698	1,263
Net cash used in investing activities	(127,076)	(277,050)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facility	320,000	385,000
Repayment of borrowings under revolving credit facility	(395,000)	(190,000)
Proceeds from issuance of convertible senior notes	170,000	—
Debt issuance costs	(6,421)	(5,141)
Premiums paid on capped call transactions	(14,688)	—
Redemption of senior secured notes	(127,073)	—
Proceeds from exercise of stock options	15	—
Restricted stock used for tax withholdings	(477)	(301)
Net cash (used in) provided by financing activities	(53,644)	189,558
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,095)	(2,989)
Cash, cash equivalents and restricted cash, beginning of period	8,339	15,543
Cash, cash equivalents and restricted cash, end of period	$7,244	$12,554

Reconciliation of cash, cash equivalents and restricted cash presented on the Consolidated Statements of Cash Flows for the periods presented:

	Six Months Ended June 30,
	2021	2020
Cash and cash equivalents	$4,702	$7,214
Restricted cash	2,542	5,340
Total cash, cash equivalents and restricted cash	$7,244	$12,554

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), our earnings release contains non-GAAP financial measures as described below.
Adjusted EBITDAX
Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income before interest expense, income taxes, depreciation, depletion and amortization, exploration and other expenses, impairment and abandonment expenses, non-cash gains or losses on derivatives, stock-based compensation, gain/loss on extinguishment of debt, gain/loss from the sale of assets and non-recurring items. Adjusted EBITDAX is not a measure of net income as determined by GAAP.
Our management believes Adjusted EBITDAX is useful as it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or nonrecurring items. Our computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.
The following table presents a reconciliation of Adjusted EBITDAX to net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Adjusted EBITDAX reconciliation to net income:
Net income (loss) attributable to Class A Common Stock	$(25,055)	$5,330	$(59,700)	$(542,653)
Net income (loss) attributable to noncontrolling interest	—	—	—	(2,362)
Interest expense	15,182	17,371	32,667	33,792
Income tax expense (benefit)	—	(1,916)	—	(85,124)
Depreciation, depletion and amortization	73,429	93,020	137,212	194,278
Impairment and abandonment expenses	9,199	19,425	18,399	630,725
(Gain) loss on extinguishment of debt	22,156	(143,443)	22,156	(143,443)
Non-cash derivative (gain) loss	17,446	22,963	45,759	31,415
Stock-based compensation expense(1)	18,681	4,270	33,305	10,162
Exploration and other expenses	1,764	4,051	2,859	8,060
Workforce reduction severance payments	—	2,884	—	2,884
Transaction costs	—	476	—	476
(Gain) loss on sale of long-lived assets	8	2	(36)	(243)
Proceeds from terminated sale of assets	(5,983)	—	(5,983)	—
Adjusted EBITDAX	$126,827	$24,433	$226,638	$137,967

(1)    Includes stock-based compensation for equity awards and also for cash-based liability awards that have not yet been settled in cash, both of which relate to general and administrative employees only. Stock-based compensation amounts for geographical and geophysical personnel are included within the Exploration and other expenses line item.

Free Cash Flow (Deficit)
Free cash flow (deficit) is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define free cash flow (deficit) as net cash provided by operating activities before changes in working capital, less incurred capital expenditures.
Our management believes free cash flow (deficit) is a useful indicator of the Company’s ability to internally fund its exploration and development activities and to service or incur additional debt, without regard to the timing of settlement of either operating assets and liabilities or accounts payable related to capital expenditures. The Company believes that this measure, as so adjusted, presents a meaningful indicator of the Company’s actual sources and uses of capital associated with its operations conducted during the applicable period. Our computations of free cash flow (deficit) may not be comparable to other similarly titled measures of other companies. Free cash flow (deficit) should not be considered as an alternative to, or more meaningful than, cash provided by operating activities as determined in accordance with GAAP or as indicator of our operating performance or liquidity.
Free cash flow (deficit) is not a financial measure that is determined in accordance with GAAP. Accordingly, the following table presents a reconciliation of free cash flow (deficit) to net cash provided by operating activities, which is the most directly comparable financial measure calculated and presented in accordance with GAAP:

	Three Months Ended June 30,
(in thousands)	2021	2020
Net cash provided by operating activities	$107,279	$(16,315)
Changes in working capital:
Accounts receivable	18,486	4,961
Prepaid and other assets	(255)	(304)
Accounts payable and other liabilities	(8,147)	13,301
Discretionary cash flow	117,363	1,643
Less: total capital expenditures incurred	(83,200)	(28,000)
Free cash flow (deficit)	$34,163	$(26,357)

The following table summarizes the approximate volumes and average contract prices of swap contracts the Company had in place as of June 30, 2021 and additional contracts entered into through July 31, 2021:

	Period	Volume (Bbls)	Volume (Bbls/d)	Wtd. Avg. Crude Price ($/Bbl)(1)
Crude oil swaps
NYMEX WTI	July 2021 - September 2021	782,000	8,500	$47.01
	October 2021 - December 2021	828,000	9,000	49.82
	January 2022 - March 2022	1,035,000	11,500	64.89
	April 2022 - June 2022	819,000	9,000	64.22
	July 2022 - September 2022	552,000	6,000	63.50
	October 2022 - December 2022	460,000	5,000	63.56

ICE Brent	July 2021 - September 2021	276,000	3,000	$54.85
	October 2021 - December 2021	322,000	3,500	58.10
	Period	Volume (Bbls)	Volume (Bbls/d)	Wtd. Avg. Collar Price Ranges ($/Bbl)(2)
Crude oil collars
NYMEX WTI	July 2021 - September 2021	184,000	2,000	$49.75 - $58.51
	October 2021 - December 2021	92,000	1,000	42.00 - 50.10

ICE Brent	July 2021 - September 2021	230,000	2,500	$65.00 - $73.17
	October 2021 - December 2021	138,000	1,500	66.67 - 74.80
	Period	Volume (Bbls)	Volume (Bbls/d)	Wtd. Avg. Differential ($/Bbl)(3)
Crude oil basis differential swaps	July 2021 - September 2021	736,000	8,000	$0.26
	October 2021 - December 2021	644,000	7,000	0.26
	Period	Volume (Bbls)	Volume (Bbls/d)	Wtd. Avg. Differential ($/Bbl)(4)
Crude oil roll differential swaps	January 2022 - March 2022	450,000	5,000	$0.60
	April 2022 - June 2022	455,000	5,000	0.60
	July 2022 - September 2022	460,000	5,000	0.60
	October 2022 - December 2022	460,000	5,000	0.60

(1)    These crude oil swap transactions are settled based on either the NYMEX WTI or ICE Brent oil price, as applicable, on each trading day within the specified monthly settlement period versus the contractual swap price for the volumes stipulated.
(2)    These crude oil collars are settled based on the NYMEX WTI or ICE Brent index price, as applicable, on each trading day within the specified monthly settlement period versus the contractual floor and ceiling prices for the volumes stipulated.
(3)    These crude oil basis swap transactions are settled based on the difference between the arithmetic average of ARGUS MIDLAND WTI and ARGUS WTI CUSHING indices, during each applicable monthly settlement period.
(4)    These crude oil roll swap transactions are settled based on the difference between the arithmetic average of NYMEX WTI calendar month prices and the physical crude oil delivery month price.

	Period	Volume (MMBtu)	Volume (MMBtu/d)	Wtd. Avg. Gas Price ($/MMBtu)(1)
Natural gas swaps	July 2021 - September 2021	3,680,000	40,000	$2.89
	October 2021 - December 2021	3,680,000	40,000	2.95
	January 2022 - March 2022	2,700,000	30,000	3.00
	April 2022 - June 2022	1,820,000	20,000	3.01
	July 2022 - September 2022	1,840,000	20,000	3.01
	October 2022 - December 2022	1,230,000	13,370	3.00
	Period	Volume (MMBtu)	Volume (MMBtu/d)	Wtd. Avg. Differential ($/MMBtu)(2)
Natural gas basis differential swaps	July 2021 - September 2021	3,680,000	40,000	$(0.30)
	October 2021 - December 2021	4,290,000	46,630	(0.24)
	January 2022 - March 2022	2,700,000	30,000	(0.18)
	Period	Volume (MMBtu)	Volume (MMBtu/d)	Wtd. Avg. Collar Price Ranges ($/MMBtu)(3)
Natural gas collars	October 2021 - December 2021	1,220,000	13,261	$3.15 - $4.65
	January 2022 - March 2022	1,800,000	20,000	3.15 - 4.65

(1) These natural gas swap contracts are settled based on the NYMEX Henry Hub price on each trading day within the specified monthly settlement period versus the contractual swap price for the volumes stipulated.
(2) These natural gas basis swap contracts are settled based on the difference between the Inside FERC’s West Texas WAHA price and the NYMEX price of natural gas, during each applicable monthly settlement period.
(3)    These natural gas collars are settled based on the Henry Hub price on each trading day within the specified monthly settlement period versus the contractual floor and ceiling prices for the volumes stipulated.